Exhibit 99.1

GFI GROUP INC. CLOSES EXCHANGE OFFER

OF

8.375% SENIOR NOTES DUE 2018

NEW YORK (December 22, 2011) — GFI Group Inc. (NYSE: GFIG) (the “Company”) announced today that on December 21, 2011 it closed its offer to exchange (the “Exchange Offer”) up to $250 million in aggregate principal amount of its 8.375% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New Notes”) for up to $250 million in aggregate principal amount of its previously outstanding 8.375% Senior Notes due 2018 (the “Original Notes”). The Original Notes were issued on July 19, 2011 to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act.

A total of $250 million in aggregate principal amount of the Original Notes, representing 100% of the Original Notes, were validly tendered and accepted for exchange by the Company.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities.  The Exchange Offer was made by means of a prospectus dated November 15, 2011, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of the Company’s Registration Statement on Form S-4 that was declared effective by the SEC on November 15, 2011.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,200 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI(SM), GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors;

the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com